Exhibit 10.2

Execution Version

SECOND AMENDMENT TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of October 2, 2013 and is made by and among COVANCE INC., a Delaware corporation (the “Borrower”), each of the Guarantors and the Lenders signatory hereto, and PNC BANK, NATIONAL ASSOCIATION, as agent (the “Agent”).

WITNESSETH:

WHEREAS, the parties hereto are parties to a Second Amended and Restated Credit Agreement dated as of March 7, 2012 (as amended from time to time, including hereby, the “Agreement”) whereby the Lenders extended certain credit facilities to the Borrower; and

WHEREAS, the Borrower has entered into on or about the date hereof a certain Note Purchase Agreement in the aggregate original principal amount of $250,000,000 with the note purchasers identified therein (the “Note Purchase Agreement”);

WHEREAS, the Note Purchase Agreement contains certain terms conditions and provisions that were not incorporated, or were only partially incorporated, in the Agreement;

WHEREAS, the Borrower requested that the Agent and Lenders provide their consent to its entry into and performance under the Note Purchase Agreement; and

WHEREAS, the Borrower has requested, and the Agent and Lenders have conditioned the granting of such consent on, the making of certain modifications to the Agreement, all as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement.

2.                                      Amendments.  Effective as of the Effective Date (hereinafter defined), the Amendment is hereby amended as follows:

(a)                                 The following new definitions are hereby inserted in Section 1.1 of the Agreement in the proper alphabetical locations, as follows:

Covered Entity means (i) the Borrower, each of the Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral and (ii) each Person that, directly or indirectly, is in control of a Person described in clause (i) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

Material Credit Facility means, as to the Borrower and its Subsidiaries,

(i)                                     the Note Purchase Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(ii)                                  each other agreement creating or evidencing indebtedness for borrowed money (including without limitation all obligations evidenced by bonds, debentures, notes, loan agreements and similar instruments) entered into on or after October 2, 2013 by the Borrower or any Subsidiary, or in respect of which the Borrower or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support, in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

Note Purchase Agreement means that certain Note Purchase Agreement, dated as of October 2, 2013, among the Borrower and the purchasers party thereto relating to the issuance and sale of the Senior Notes, a true, correct and complete copy of which has been delivered to the Lenders.

Reportable Compliance Event means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual violation of any Anti-Terrorism Law.

Sanctioned Country means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

Sanctioned Person means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

Senior Notes means, collectively, the Borrower’s (i) 3.25% Senior Notes, Series 2013A, due November 15, 2018 issued in the aggregate principal amount of $15,000,000, (ii) 3.90% Senior Notes, Series 2013B, due November 15, 2020 issued in the aggregate principal amount of $50,000,000, (iii) 4.50% Senior Notes, Series 2013C, due November 15, 2023 issued in the aggregate principal amount of $90,000,000 and (iv) 4.65% Senior

Notes, Series 2013D, due November 15, 2025 issued in the aggregate principal amount of $95,000,000.

(b)                                 The following definitions in Section 1.1 of the Agreement are hereby amended and restated in their entirety to read as follows:

Anti-Terrorism Laws means any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

Intercreditor Agreement means the intercreditor agreement dated on or about November 15, 2013 in the form of Exhibit 1.1(I) attached hereto, together with any and all amendments, restatements, modifications thereof that have been approved by the requisite “secured creditors” named therein in accordance with the terms thereof.

Law means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

Material Adverse Effect means any set of circumstances or events which has a material adverse effect on (i) the business, operations, financial condition, assets or properties of the Loan Parties taken as a whole, (ii) the ability of the Borrower to perform its obligations under any Loan Document, (iii) the ability of any other Loan Party to perform its obligations under any Loan Document, or (iv) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agent or Lenders hereunder or thereunder.

(c)                                  The last sentence of the definition of “Obligation” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:  “Obligations shall include the liabilities to a Lender or Affiliate of a Lender under any Lender-Provided Hedge but shall not include the liabilities to other Persons under any other Hedge.”

(d)                                 Clause (vi) of the definition of “Permitted Liens” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

(vi)                              Liens, security interests and mortgages (a) in favor the Agent for the benefit of the Banks securing the Obligations (including without limitation liabilities under any Lender-Provided Hedge), and (b) in favor of PNC Bank, National Association, as collateral agent for the Lenders and the holders of the Senior Notes, securing the Obligations (including without limitation liabilities in connection with any Lender-Provided Hedge) and obligations of the Loan Parties as borrower or guarantor, as applicable, in connection with the Note Purchase Agreement and the Senior Notes, equally and ratably, pursuant to the Intercreditor Agreement.

(e)                                  Exhibit 1.1(I) (Form of Intercreditor Agreement) is hereby added to the Agreement in the form of Exhibit 1.1(I) (Form of Intercreditor Agreement) attached hereto.

(f)                                   Section 5.1.4 of the Agreement is hereby amended by inserting at the end thereof the following sentence:  “This Agreement and the other Loan Documents have been duly authorized by all necessary corporate action on the part of the Loan Parties.”

(g)                                  Section 5.1.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

5.1.5                     No Conflict.

The execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents will not (i) result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Loan Party or any Subsidiary of a Loan Party under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by laws, shareholders agreement or any other agreement or instrument to which any Loan Party or any Subsidiary of a Loan Party is bound or by which any Loan Party or any Subsidiary of a Loan Party or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Official Body applicable to any Loan Party or any Subsidiary of a Loan Party, or (iii) violate any provision of any statute or other rule or regulation of any Official Body applicable to any Loan Party or any Subsidiary of a Loan Party.

(h)                                 Section 5.1.9.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

5.1.9.2           Margin Stock.

None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U).  No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, for the purpose of purchasing or carrying any margin stock, or extending credit to others for the purpose of purchasing or carrying any margin stock, or to refund Indebtedness originally incurred for such purpose, which purpose, in any case, causes a Lender to be in violation of or is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System.  None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock, in such amounts that more than 5% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock, if the holding or intent to hold thereof causes a Lender to be in violation of or is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System.

(i)                                     Section 5.1.11 of the Agreement is hereby amended and restated in its entirety to read as follows:

5.1.11              Taxes.

Each Loan Party and each Subsidiary of a Loan Party has filed all federal, state, local and other tax returns that are required to have been filed in any jurisdiction, and have paid or made adequate provisions for all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or profits, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not material in relation to the business, operations, affairs, financial condition, assets or properties of the Borrower and its Subsidiaries taken as a whole, or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Borrower or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Borrower knows of no basis for any other tax or assessment that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.  The U.S. federal income tax liabilities of the Borrower and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2011, except for Covance Central Laboratory Services LP, which is under audit for the fiscal year ended December 31, 2011.

(j)                                    Section 5.1.14 of the Agreement is hereby amended by adding the following sentence at the end thereof:

To the actual knowledge of the Borrower after due inquiry, there is no violation by any Person of any right of the Borrower or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Borrower or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect.

(k)                                 Section 5.1.21 of the Agreement is hereby amended and restated in its entirety to read as follows:

5.1.21              Senior Debt Status.

The Obligations of each Loan Party under this Agreement, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party outstanding under each Material Credit Facility.  There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

(l)                                     Section 5.1.22 of the Agreement is hereby amended and restated in its entirety to read as follows:

5.1.22              Anti-Terrorism Laws.

Borrower represents and warrants, except as could not reasonably be expected to result in a Material Adverse Effect and could not reasonably be expected to result in a violation of Anti-Terrorism Laws by, or other liability of, any Lender or the Agent, that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(m)                             A new Section 7.1.14 to the Agreement is hereby inserted after Section 7.1.13 of the Agreement, to read as follows:

7.1.14              Pari Passu Ranking.

The Obligations are and at all times shall remain direct obligations of the Borrower ranking pari passu with all Indebtedness outstanding under any Material Credit Facility.

(n)                                 Section 7.2.1(viii) of the Agreement is hereby amended and restated in its entirety to read as follows:

(viii)                        Indebtedness of the Borrower and its Subsidiaries secured by Liens: (a) permitted by clause (vi)(a) of the definition of Permitted Liens; (b) permitted by clause (vi)(b) of the definition of Permitted Liens, provided that the Obligations are secured equally and ratably, pursuant to the Intercreditor Agreement, with obligations of the Loan Parties as borrower or guarantor, as applicable, in connection with the Note Purchase Agreement and the Senior Notes; and (c) permitted by clause (x) of the definition of Permitted Liens, provided that (x) the aggregate amount of such Indebtedness under this clause (c) outstanding at any time does not exceed twenty percent (20%) of Consolidated Net Worth, and (y) the Obligations rank pari passu with such Indebtedness under this clause (c) in accordance with Section 7.1.14 [Pari Passu Ranking] pursuant to documentation reasonably acceptable to the Agent in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the applicable Loan Parties from counsel that is reasonably acceptable to the Agent.

(o)                                 Section 7.2.6(vii) of the Agreement is hereby amended and restated in its entirety to read as follows:

(vii)                           any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (vi) above, provided that (a) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, and (b) the aggregate net book value of all assets so sold by the Loan Parties and their Subsidiaries shall not exceed in any fiscal year twenty-five percent (25%) of Consolidated Net Worth.

(p)                                 A new Section 7.2.14 to the Agreement is hereby inserted after Section 7.2.13 of the Agreement, to read as follows:

7.2.14              Anti-Terrorism Laws.

Borrower covenants and agrees that (i) except as could not reasonably be expected to result in a Material Adverse Effect and could not reasonably be expected to result in a violation of Anti-Terrorism Laws by, or other liability of, any Lender or the Agent, no Covered Entity will become a Sanctioned Person, (ii) except as could not reasonably be expected to result in a Material Adverse Effect and could not reasonably be expected to result in a violation of Anti-Terrorism Laws by, or other liability of, any Lender or the Agent, no Covered Entity, either in its own right or through any third party, will (B) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) except as could not reasonably be expected to result in a Material Adverse Effect and could not reasonably be expected to result in a violation of Anti-Terrorism Laws by, or other liability of, any Lender or the Agent, the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) except as could not reasonably be expected to result in a Material Adverse Effect and could not reasonably be expected to result in a violation of Anti-Terrorism Laws by, or other liability of, any Lender or the Agent, each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Borrower shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event that would reasonably be expected to result in a Material Adverse Effect or would reasonably be expected to result in a violation of Anti-Terrorism Laws by, or other liability of, any Lender or the Agent.

(q)                                 Section 8.1.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

8.1.2                     Breach of Warranty.

Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument tor statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect (or, in the case of any representation or warranty contained in Section 5.1.22, false or misleading in any respect, after taking into account any materiality thresholds incorporated therein) as of the time it was made or furnished;

(r)                                    Section 8.1.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

8.1.5                     Defaults in Other Agreements or Indebtedness.

A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other

Indebtedness under which any Loan Party or Material Subsidiary of any Loan Party may be obligated as a borrower or guarantor in a principal amount in excess of $30,000,000.00 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such acceleration, or breach or default permitting acceleration, shall have been waived) or the termination of any commitment to lend;

(s)                                   Section 8.1.11 of the Agreement is hereby amended by deleting the phrase “and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Required Lenders determine in good faith that the amount of the Borrower’s liability is likely to exceed 10% of its Consolidated Net Worth” that appears after clause (iv) thereof and replacing such phrase with the following:

and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Required Lenders determine in good faith that the amount of the Borrower’s liability is likely to exceed the lesser of 10% of its Consolidated Net Worth and an amount that would reasonably be expected to have a Material Adverse Effect.

3.                                      Ratification.  The parties ratify the Agreement as amended hereby and the other Loan Documents as if all of the terms and conditions were set forth herein.

4.                                      Representations and Warranties.  The Borrower and the Guarantors represent and warrant to the Agent and the Lenders that:  (a) assuming effectiveness of the modifications to the Agreement set forth herein, there exists no Events of Default or Potential Defaults under the Agreement, and (b) the representations and warranties set forth in the Agreement, other than those which relate solely to an earlier date or time, remain true and correct on the date hereof.

5.                                      Conditions to Amendment. Concurrently with the execution and delivery of this Amendment, and as a condition of its effectiveness:

(a)                                 the Loan Parties shall have delivered this Amendment, duly executed by the Loan Parties, the Lenders and the Agent;

(b)                                 the Loan Parties shall have delivered to the Lenders a true, correct and complete copy of the Note Purchase Agreement, in form and substance satisfactory to the Agent, and duly executed and delivered on or about the date hereof;

(c)                                  the Loan Parties shall have delivered such third-party approvals and consents as may be necessary in connection herewith and/or as a result of Note Purchase Agreement.

(d)                                 the Loan Parties shall have paid on the date hereof all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Agent in connection with this Amendment;

(e)                                  the Borrower shall have delivered to the Lenders a certificate as to pro forma compliance as of the date hereof with the requirements of proviso (x) to Section 7.2.1(viii)(c) but taking into account a full advance of the aggregate principal amount of the Senior Notes; and

(f)                                   the Agent shall have received such other documents, instruments, documents and certificates as the Agent, any Lender or their respective counsel may have reasonably requested.

6.                                      Post-Closing Conditions.  Prior to funding of the note purchase price under the Note Purchase Agreement, and in any event by November 15, 2013, the Agent, the Loan Parties and the note purchasers identified in the Note Purchase Agreement shall have entered into, duly executed and delivered the Intercreditor Agreement.  The Lenders acknowledge and agree that, in order to effectuate the provisions of the Intercreditor Agreement, the Pledge Agreement and Subsidiary Pledge Agreement may be amended and restated in form and substance satisfactory to the Agent.  Concurrently with the execution and delivery of the Intercreditor Agreement, the Loan Parties shall also deliver opinions of counsel to the Loan Parties in form and substance reasonably satisfactory to the Agent.

7.                                      Effective Date.  This Amendment shall be effective on the first date on which this Amendment is executed by the Borrower, the Guarantors, the Agent and Lenders and the conditions precedent set forth in Section 5 have been satisfied.

8.                                      Counterparts.  This Amendment may be executed in counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

9.                                      Governing Law.  This Amendment shall be deemed a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws principles.

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER:

COVANCE INC., a Delaware corporation

By:	/s/ Robert S.Pringle

	Name:	Robert S. Pringle
	Title:	Vice President

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GUARANTORS:

COVANCE CENTRAL LABORATORY SERVICES INC., a Delaware corporation

	By:	/s/ Alison A. Cornell
Name: Alison A. Cornell
Title: Senior Vice President

COVANCE CENTRAL LABORATORY SERVICES LIMITED PARTNERSHIP, an Indiana limited partnership

	By:	Covance Central Laboratory Services Inc., a Delaware corporation, its General Partner

		By:	/s/ Alison A. Cornell
Name: Alison A. Cornell
Title: Senior Vice President

COVANCE PRECLINICAL CORPORATION, a Washington Corporation

	By:	/s/ Alison A. Cornell
Name: Alison A. Cornell
Title: Senior Vice President

COVANCE LABORATORIES INC., a Delaware corporation

	By:	/s/ Alison A. Cornell
Name: Alison A. Cornell
Title: Senior Vice President

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Agent and Lenders:

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Edward M. Tessalone
Name: Edward M. Tessalone
Title: Senior Vice President

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BANK OF TOKYO-MITSUBISHI UFJ
LTD., as a Lender

By:	/s/ B. McNany
Name: B. McNany
Title: Vice President

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TD BANK, N.A., as a Lender

By:	/s/ Alan Garson
Name: Alan Garson
Title: Senior Vice President

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JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Deborah R. Winkler
Name: Deborah R. Winkler
Title: Vice President

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BANK OF AMERICA, N.A., as a Lender

By:	/s/ David J. Bardwil
Name: David J. Bardwil
Title: SVP

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BARCLAYS BANK PLC, as a Lender

By:	/s/ Daniel Packham
Name: Daniel Packham
Title: Director

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DEUTSCHE BANK AG NEW YORK
BRANCH, as a Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By:	/s/ Virginia Consenza
Name: Virginia Consenza
Title: Vice President

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CITIBANK, N.A., as a Lender

By	/s/ Stephen G. O’Keefe
Name: Stephen G. O’Keefe
Title: Senior Vice President

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WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Monique Gasque
Name: Monique Gasque
Title: Vice President

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RBS CITIZENS, N.A., as a Lender

By:	/s/ Barrett D. Bencivenga
Name: Barrett D. Bencivenga
Title: Senior Vice President

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HSBC BANK USA, N.A., as a Lender

By:	/s/ Robert Moravec
Name: Robert Moravec
Title: Sr. Relationship Manager